UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 23, 2014

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

NRG Energy, Inc., today announced that David Crane, its President and Chief Executive Officer, and Mauricio Gutierrez, its Chief Operating Officer, have adopted prearranged trading plans in order to exercise options that will expire at the end of 2014 and to sell other shares representing a portion of their current ownership of NRG stock for personal financial management purposes. The stock trading plans were adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934.

Rule10b5-1 allows corporate executives to adopt trading plans to buy or sell shares of company stock when they are not in possession of material, non-public information. Under the plans, the stock sales are intended to be spread evenly over an extended period of time and reduce market impact.

Mr. Crane and Mr. Gutierrez will continue to hold ownership interests in NRG well in excess of the Company’s current stock ownership guidelines, which are six times and two and a half times base salary, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

		By:	/s/ Brian Curci
Brian Curci
Deputy General Counsel and
Corporate Secretary

Dated:	June 23, 2014